As filed with the Securities and Exchange Commission on November 30, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIAMONDBACK ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-4502447
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 West Texas

Suite 1200

Midland, Texas 79701

(432) 221-7400

(Address of principal executive offices, including zip code)

Energen Corporation Stock Incentive Plan

(Full title of the plan)

Teresa L. Dick

Chief Financial Officer

Diamondback Energy, Inc.

9400 N. Broadway Ext. Suite 700

Oklahoma City, OK 73114

(405) 463-6900

(Telephone number, including area code, of agent for service)

Copies to:

Seth R. Molay, P.C.

Akin Gump Strauss Hauer & Feld LLP

1700 Pacific Avenue, Suite 4100

Dallas, Texas 75201

(214) 969-4780

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01	946,518	$105.11	$99,488,506.98	$12,058.01 (3)

(1)

Represents the number of shares of the Registrant’s Common Stock reserved for issuance in connection with certain equity awards granted under the Energen Corporation Stock Incentive Plan (the “Energen SIP”) and assumed by the Registrant in the merger of a wholly-owned subsidiary of the Registrant with and into Energen Corporation, completed on November 29, 2018 (the “Merger”), which equity awards have been converted into equity awards to receive the Registrant’s Common Stock, based on the exchange ratio and as otherwise provided in the related merger agreement described herein. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of the Registrant’s Common Stock as may become issuable pursuant to the adjustment provisions of the Energen SIP assumed by the Registrant in the Merger.

(2)

Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(c) and 457(h) under the Securities Act. The price for the shares of Common Stock being registered hereby is based on a price of $105.11, which is the average of the high and low trading prices per share of Common Stock of Diamondback Energy, Inc. as reported by The Nasdaq Global Select Market on November 23, 2018.

(3)

An amount of $9,622.25 associated with 1,079,505 shares of the Registrant’s common stock issuable in respect of Energen’s equity awards granted under the Energen SIP was previously paid by the Registrant in connection with the Registration Statement on Form S-4 (File No. 333-227328), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on September 13, 2018, as amended on October 11, 2018 and October 18, 2018, in connection with the Merger (the “Merger S-4”), which awards were assumed by the Registrant in the Merger. These shares of the Registrant’s Common Stock, if issued, will now be issued under this Registration Statement, rather than be exchanged for the merger consideration under the Merger S-4. The offering contemplated by the Merger S-4 has been completed. Pursuant to Rule 457(p), the Registrant hereby offsets the filing fee due in connection with this Registration Statement by the amount of $9,622.25 paid by the Registrant for such equity awards in connection with the Merger S-4, which filing fee remained unused and is applied toward the filing fee due in connection with this Registration Statement. Following such offset, a filing fee of $2,435.76 is due in connection with this Registration Statement.

EXPLANATORY NOTE

On November 29, 2018, Diamondback Energy, Inc., a Delaware corporation (“Diamondback” or the “Company”), completed the merger contemplated by that certain Agreement and Plan of Merger, dated August 14, 2018 (the “Merger Agreement”), by and among the Company, Sidewinder Merger Sub Inc., an Alabama corporation and a wholly-owned subsidiary of the Company (the “Merger Sub”), and Energen Corporation, an Alabama corporation (“Energen”), providing for the merger of the Merger Sub with and into Energen, with Energen surviving as a wholly-owned subsidiary of the Company on the terms and conditions set forth in the Merger Agreement (the “Merger”).

Energen’s common stock, par value $0.01 per share (the “Energen Common Stock”), is no longer outstanding.

At the effective time of the Merger, each eligible share of the Energen Common Stock issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive 0.6442 (the “Exchange Ratio”) of a share Diamondback’s common stock, par value $0.01 per share (the “Diamondback Common Stock”), with cash in lieu of any fractional shares (the “Merger Consideration”).

At the effective time of the Merger, each option to purchase shares of the Energen Common Stock that was outstanding immediately prior to the effective time of the Merger under the Energen Stock Incentive Plan (the “Energen SIP”) was converted into a fully vested option to purchase (i) that number of whole shares of Diamondback common stock (rounded down to the nearest whole share) equal to the product of (A) the total number of shares of the Energen Common Stock subject to such option immediately prior to the effective time of the Merger multiplied by (B) the Exchange Ratio, (ii) at an exercise price per share of the Diamondback Common Stock (rounded up to the nearest whole cent) equal to the quotient of (A) the exercise price per share of the Energen Common Stock of such option immediately prior to the effective time divided by (B) the Exchange Ratio.

At the effective time of the Merger, each outstanding stock appreciation right in respect of the Energen Common stock that was outstanding immediately prior to the effective time of the Merger under the Energen SIP was converted into a fully vested stock appreciation right in respect of (i) that number of whole shares of the Diamondback Common Stock (rounded down to the nearest whole share) equal to the product of (A) the total number of shares of the Energen Common Stock subject to such stock appreciation right immediately prior to the effective time of the Merger multiplied by (B) the Exchange Ratio, (ii) at an exercise price per share of the Diamondback Common Stock (rounded up to the nearest whole cent) equal to the quotient of (A) the exercise price per share of the Energen Common Stock of such stock appreciation right immediately prior to the effective time of the Merger divided by (B) the Exchange Ratio.

At the effective time of the Merger, each outstanding time-vesting RSU award in respect of shares of the Energen Common Stock that was outstanding immediately prior to the effective time of the Merger under the Energen SIP was converted into an award of RSUs in respect of that number of whole shares of the Diamondback Common Stock (rounded to the nearest whole share) equal to the product of (i) the total number of shares of the Energen Common Stock subject to such time-vesting RSU award immediately prior to the effective time of the Merger multiplied by (ii) the Exchange Ratio.

At the effective time of the Merger, each performance share award in respect of shares of the Energen Common Stock subject to a performance period scheduled to terminate on December 31, 2018 (each, an “accelerating performance share award”) that was outstanding immediately prior to the effective time of the Merger under the Energen SIP was fully vested and was cancelled and converted automatically into the right to receive the Merger Consideration in respect of each share of the Energen Common Stock underlying such accelerating performance share award, less applicable employment and withholding tax.

At the effective time of the Merger, each performance share award in respect of shares of the Energen Common Stock that was outstanding immediately prior to the effective time of the Merger (other than an accelerating performance share award) under the Energen SIP was converted into an award of RSUs in respect of that number of whole shares of the Diamondback Common Stock (rounded to the nearest whole share) equal to the product of (i) the total number of shares of the Energen Common Stock subject to such performance share award immediately prior to the effective time of the Merger multiplied by (ii) the Exchange Ratio.

At the effective time of the Merger, the Company assumed all rights and obligations under the Energen SIP in effect immediately prior to the Merger. The RSU awards, the stock appreciation rights and options outstanding under the Energen SIP immediately after the Merger are collectively referred to herein as the “Assumed Energen Equity Awards.”

This Registration Statement on Form S-8 relates to the registration of 946,518 shares of the Diamondback Common Stock (the “New Shares”) issuable upon exercise, vesting or settlement of the Assumed Energen Equity Awards under the Energen SIP assumed by the Company in the Merger.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Diamondback will provide all participants in the Energen SIP with the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. In accordance with the note to Part I of Form S-8 and Rule 428 of the Securities Act, Diamondback is not filing such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

•	Diamondback’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Commission on February 15, 2018;

•

the information specifically incorporated by reference into Diamondback’ Annual Report on Form 10-K for the fiscal year ended December 31, 2017 from its Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 27, 2018;

•

Diamondback’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2018, June 30, 2018 and September 30, 2018, filed with the Commission on May 10, 2018, August 9, 2018 and November 7, 2018, respectively;

•

Diamondback’s Current Reports on Form 8-K, filed on January 24, 2018 (two reports), January 30, 2018, April 27, 2018 (except for Item 7.01), June 1, 2018, June 11, 2018, August 15, 2018 (two reports), September 7, 2018, September 18, 2018 (two reports), September 24, 2018, October 1, 2018, November 1, 2018 and November 16, 2018; and

•

The description of the Diamondback Common Stock contained in Diamondback’s Form 8-A filed with the Commission on October 11, 2012, including any amendment to that form that Diamondback may file in the future for the purpose of updating the description of the Diamondback Common Stock.

The Registrant also incorporates by reference the following documents:

•

Audited consolidated financial statements of Energen Corporation, comprised of the balance sheets as of December 31, 2017 and 2016, the related statements of operations for the years ended December 31, 2017, 2016 and 2015, the related statements of comprehensive income for the years ended December 31, 2017, 2016 and 2015, the related statements of shareholders’ equity for the years ended December 31, 2017, 2016 and 2015, the related statements of cash flows for the years ended December 31, 2017, 2016 and 2015, and the related notes to the audited consolidated financial statements, contained in Energen’s Form 10-K filed with the Commission on February 28, 2018.

•

Unaudited consolidated financial statement of Energen Corporation, comprised of the balance sheet as of September 30, 2018 and December 31, 2017, the related statements of operations for the nine months ended September 30, 2018 and 2017, the related statements of comprehensive income for the nine months ended September 30, 2018 and 2017, the related statements of cash flows for the nine months ended September 30, 2018 and 2017, and the related condensed notes to the unaudited consolidated financial statements, contained in Energen’s Form 10-Q filed with the Commission on November 8, 2018.

In addition, all documents filed by the Company with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, or the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise stated therein) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities that remain unsold shall be considered to be incorporated by reference into this filing and to be a part of this Registration Statement from the dates of the filing of such documents. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and the Registrant is not subject to the liabilities of Section 18 of the Exchange Act with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. The Registrant is not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this Registration Statement, unless otherwise indicated on such Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Limitation of Liability

Section 102(b)(7) of the DGCL permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability:

•	for any breach of the director’s duty of loyalty to the company or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	in respect of certain unlawful dividend payments or stock redemptions or repurchases; and

•	for any transaction from which the director derives an improper personal benefit.

In accordance with Section 102(b)(7) of the DGCL, Section 9.1 of the Company’s certificate of incorporation provides that that no director shall be personally liable to it or any of its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of the Company’s certificate of incorporation is to eliminate its rights and those of the Company’s stockholders (through stockholders’ derivative suits on its behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate the Company’s rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with the Company’s certificate of incorporation, the liability of the Company’s directors to the Company or the Company’s stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of the Company’s certificate of incorporation limiting or eliminating the liability of directors, whether by the Company’s stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits the Company to further limit or eliminate the liability of directors on a retroactive basis.

Indemnification under Certificate of Incorporation and Bylaws

Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The Company’s certificate of incorporation provides that it will, to the fullest extent authorized or permitted by applicable law, indemnify its current and former directors and officers, as well as those persons who, while directors or officers of the Company, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to the Company’s certificate of incorporation will be indemnified by it in connection with a proceeding initiated by such person only if such proceeding was authorized by the Company’s board of directors, except for proceedings to enforce rights to indemnification and advancement of expenses.

The right to indemnification conferred by the Company’s certificate of incorporation is a contract right that includes the right to be paid by the Company for the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by the Company’s officer or director will be made only upon delivery to the Company of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined by final judicial decision that such person is not entitled to be indemnified for such expenses under the Company’s certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by the Company’s certificate of incorporation may have or hereafter acquire under law, the Company’s certificate of incorporation, the Company’s bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of the Company’s certificate of incorporation affecting indemnification rights, whether by the Company’s stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits the Company to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. The Company’s certificate of incorporation also permits the Company, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by the Company’s certificate of incorporation.

The Company’s bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in the Company’s certificate of incorporation. In addition, the Company’s bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by the Company within a specified period of time. The Company’s bylaws also permit the Company to purchase and maintain insurance, at its expense, to protect the Company and/or any director, officer, employee or agent of the Company or another entity, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of the Company’s bylaws affecting indemnification rights, whether by the Company’s board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits the Company to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Indemnification Agreements with the Company’s Directors and Executive Officers

The Company has entered into indemnification agreements with each of its current directors and executive officers. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company also intends to enter into indemnification agreements with future directors and executive officers.

Indemnification and Insurance under the Merger Agreement Relating to the Merger

Diamondback and the surviving corporation in the Merger have agreed to, jointly and severally, indemnify, defend and hold harmless each person who is now, or has been at any time prior to August 14, 2018 or who becomes prior to the effective time of the Merger, a director, officer or employee of Energen or any of its subsidiaries or who acts as a fiduciary under any employee benefit plan of Energen or any of its subsidiaries or is or was serving at the request of Energen or any of its subsidiaries as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise (whom Diamondback refers to as the “indemnified persons”) against all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement, of or incurred in connection with any threatened or actual proceeding to which such indemnified person is a party or is otherwise involved (including as a witness) based, in whole or in part, on or arising, in whole or in part, out of the fact that such person is or was a director, officer or employee of Energen or any of its subsidiaries, a fiduciary under any employee benefit plan of Energen or any of its subsidiaries or is or was serving at the request of Energen or any of its subsidiaries as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise or by reason of anything done or not done by such person in any such capacity, whether pertaining to any act or omission occurring or existing prior to, at or after the effective time of the Merger (which liabilities the Company refers to as “indemnified liabilities”), including all indemnified liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to, the merger agreement or the transactions, in each case to the fullest extent permitted under applicable law (and Diamondback and the surviving corporation shall, jointly and severally, pay expenses incurred in advance of the final disposition of any such proceeding to each indemnified person to the fullest extent permitted under applicable law and in accordance with the procedures (if any) set forth in the organizational documents of Energen or any subsidiary of Energen; provided, that such indemnified person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such indemnified person is not entitled to indemnification).

Diamondback and the surviving corporation shall not amend, repeal or otherwise modify any provision in the organizational documents of the surviving corporation or its subsidiaries in any manner that would affect (or manage the surviving corporation or its subsidiaries, with the intent to or in a manner that would) adversely the rights thereunder or under the organizational documents of the surviving corporation or any of its subsidiaries of any indemnified person to indemnification, exculpation and advancement except to the extent required by applicable law. Diamondback shall, and shall cause the surviving corporation and its subsidiaries to, fulfill and honor any indemnification, expense advancement or exculpation agreements between Energen or any of its subsidiaries and any of its directors, officers or employees existing immediately prior to the effective time of the merger agreement relating to the Merger.

Diamondback and the surviving corporation will cause to be put in place, and Diamondback will fully prepay immediately prior to the effective time of the Merger, “tail” insurance policies with a claims period of at least six years from the effective time of the Merger (which Diamondback refers to as the “tail period”) from an insurance carrier with the same or better credit rating as Energen’s current insurance carrier with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable as Energen’s existing policies, subject to a premium cap, with respect to matters, acts or omissions existing or occurring at or prior to, but not after, the effective time of the Merger.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of Diamondback Energy, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35700), filed with the Commission on November 16, 2012).

4.2	Certificate of Amendment No. 1 of the Amended and Restated Certificate of Incorporation of the Diamondback Energy, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35700), filed with the Commission on December 12, 2016.

4.3	Amended and Restated Bylaws of Diamondback Energy, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35700), filed with the Commission on November 16, 2012).

4.4	First Amendment to the Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Form 8-K, File No. 000-35700, filed by the Company with the Commission on April 27, 2018).

4.5	Specimen certificate for shares of common stock, par value $0.01 per share, of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-179502), filed with the Commission on August 20, 2012).

Exhibit Number	Description of Exhibit

4.6#	Energen Corporation Stock Incentive Plan (as amended effective November 7, 2017) (incorporated by reference to Exhibit 10(b) to Energen’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017).

4.7#*	Amendment to the Energen Corporation Stock Incentive Plan, dated November 27, 2018.

4.8#	Form of Stock Option Agreement under the Energen Corporation Stock Incentive Plan (incorporated by reference to Exhibit 10(r) to Energen’s Annual Report on Form 10-K for the year ended December 31, 2012).

4.9#	Form of Restricted Stock Agreement under the Energen Corporation Stock Incentive Plan (incorporated by reference to Exhibit 10(s) to Energen’s Annual Report on Form 10-K for the year ended December 31, 2012).

4.10#	Form of Restricted Stock Unit Agreement under the Energen Corporation Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to Energen’s Current Report on Form 8-K filed December 12, 2013).

4.11#	Form of Performance Share Award under the Energen Corporation Stock Incentive Plan (incorporated by reference to Exhibit 10(t) to Energen’s Annual Report on Form 10-K for the year ended December 31, 2012).

4.12	Registration Rights Agreement, dated as of February 28, 2017, by and between Diamondback Energy, Inc., Brigham Resources, LLC, Brigham Resources Operating, LLC and Brigham Resources Upstream Holdings, LP (incorporated by reference to Exhibit 4.1 to the Form 8-K, File No. 001-35700, filed by the Company with the Commission on March 6, 2017).

4.13	Registration Rights Agreement, dated October 31, 2018, by and between Diamondback Energy, Inc. and Ajax Resources, LLC (incorporated by reference to Exhibit 4.10 to the Form 10-Q, File No. 001-35700, filed by the Company with the Commission on November 7, 2018).

5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP.

23.1*	Consent of Akin Gump Strauss Hauer & Feld LLP (included on Exhibit 5.1).

23.2*	Consent of Grant Thornton LLP.

23.3*	Consent of PricewaterhouseCoopers with respect to financial statements of Energen Corporation.

23.4*	Consent of Ryder Scott Company, L.P. with respect to Diamondback Energy, Inc. reserve report.

23.5*	Consent of Ryder Scott Company, L.P. with respect to Viper Energy Partners LP reserve report.

23.6*	Consent of Ryder Scott Company, L.P. with respect to Energen Corporation reserve report.

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1	Unaudited pro forma condensed combined financial statements (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-228584), filed with the Commission on November 28, 2018).

*	Filed herewith.
#	Compensatory plan, contract or arrangement.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas on November 30, 2018.

DIAMONDBACK ENERGY, INC.

By:	/s/ Travis D. Stice
Travis D. Stice Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Travis D. Stice, Teresa L. Dick and Randall J. Holder, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 30, 2018. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

NAME	TITLE
/s/ Travis D. Stice	Chief Executive Officer (principal executive officer), Director
Travis D. Stice

/s/ Teresa L. Dick	Chief Financial Officer, Executive Vice President and Assistant Secretary (principal financial and accounting officer)
Teresa L. Dick

/s/ Steven E. West	Director
Steven E. West

/s/ Michael L. Hollis	Director
Michael L. Hollis

NAME	TITLE
/s/ Michael P. Cross	Director
Michael P. Cross

/s/ David L. Houston	Director
David L. Houston

/s/ Mark L. Plaumann	Director
Mark L. Plaumann

/s/ Melanie M. Trent	Director
Melanie M. Trent